Exhibit 10.3

Amendment 1 to the Option Plan of Enlight Renewable Energy Ltd (“the Plan” and “Enlight”)

A.	Introduction:

1.	The Company’s Board of Directors determined that the Plan will also apply to allocation of options to employees or consultants of the Company and/or its subsidiaries (direct or indirect) whose place of residence is outside Israel, except as specified explicitly in this Amendment below (“Foreign Offerees”).

2.	Unless stated explicitly otherwise, the definitions and terms set forth in this Amendment will have the meaning given to them under the Plan.

B.	Allocation to Foreign Offerees

1.	If the Company allocates options to Foreign Offerees, then the provision of the Plan will apply with the following changes only:

1.1	The options and exercise shares will not be allocated to Foreign Offerees through the Trustee under the Plan in accordance with section 102 of the Ordinance, but the Company may appoint a party to act as the Plan coordinator for the purpose of management thereof.

1.2	The provisions of section 102 of the Ordinance and the rules thereunder will not apply to allocation to Foreign Offerees.

2.	Notwithstanding the foregoing, if an Offeree may not exercise options (vested) at the time of exercise requested by him, because at that time issuance of shares by the Company would constitute a breach of the listing requirements under the Securities Law (or any other parallel law) in the country of residence of the Offeree, then the allocation will not be made until such impediment is removed, and if the impediment is not removed within 6 months, the options and any right in respect thereof will expire and the parties will examine an alternative compensation mechanism.

C.	Subjection to the provisions of foreign law

1.	The laws of the State of Israel will apply to all matters relating to the meaning, validity and interpretation of the Plan, also in respect of Foreign Offerees.

2.	The Offerees will also be subject to relevant law in their place of residence, including the tax laws in their country of residence (“Destination Country”).

3.	The options and exercise shares are not and shall not be listed for trading in the Destination Country.

4.	No options and/or other securities shall be issued in the Destination Country as long as they require a prospectus.

5.	The Company will act to obtain all approvals required from the relevant regulatory authorities for execution of the Plan in respect of Foreign Offerees, including in the Destination Countries, if and insofar as required. If after investment of reasonable efforts, the Company fails to obtain such regulatory approvals that the Company believes are necessary for execution of the Plan to Foreign Offerees, then the Company will be released from any responsibility.

6.	The provisions of this Amendment above do not purport to be an authoritative interpretation of the provision of the law relating to taxes that may apply in respect of granting of the options offered to Foreign Offerees and do not constitute a substitute for legal and professional advice in this regard. As is customary with investment in securities, Offerees should weigh the different tax aspects and tax implications of their investment and consult their professional advisors, including legal and tax advice given their specific data.